UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Lucy Scientific Discovery Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41616	Note Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301-1321 Blanshard Street Victoria, British Columbia, Canada	V8W 0B6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 410-5195

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	LSDI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 20, 2023, Lucy Scientific Discovery Inc. (the “Company”) entered into a definitive asset purchase agreement (“APA”) with Wesana Health Holdings Inc. (“Wesana”), pursuant to which the Company has agreed to acquire intellectual property and related assets relating to Wesana’s psilocybin and cannabidiol combination investigational therapy, SAN-013. On June 30, 2023, the Company entered into the First Amendment to the APA (the “First Amendment”). Pursuant to the First Amendment, the consideration to be paid for these assets is: (a) $300,000 in cash to be paid within 24 hours of the signing of the First Amendment; (b) upon the closing of the acquisition (the “Closing”), the Company will issue Wesana an aggregate of 1,000,000 shares of the Company’s common stock (the “Shares”); (c) $177,973.99 in cash payable in the following 4 installments: (i) $100,000.00 due on or before July 1, 2023; (ii) $25,991.33 due on or before October 1, 2023; (iii) $25,991.33 due on or before January 1, 2024; and (iv) $25,991.33 due on or before April 1, 2024, and (d) at the Closing, the Company will assume certain liabilities of Wesana which principally consists of $92,026.01 of debt owed by Wesana to a law firm.

On June 30, 2023, the Closing occurred. A total of $100,000 was paid by the Company to Wesana on July 5, 2023 and the Shares were issued on June 30, 2023.

On July 5, 2023, the Company issued a press release regarding the Closing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Financial statements are not included in this Current Report on Form 8-K because the Company has determined, in accordance with the guidance set forth in Regulation S-X Rule 11-01(d), that the APA does not involve the acquisition of a business.

Item 3.02 Entry into a Material Definitive Agreement.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Shares was not a public offering for purposes of Section 4(a)(2) because of its being made only to Wesana, its status as an accredited investor, and the manner of the issuance, including that the Company did not engage in general solicitation or advertising with regard to the issuance of the Shares and did not offer any of the Shares to the public in connection with the issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Asset Purchase Agreement dated June 30, 2023 among Lucy Scientific Discovery Inc., Lucy Scientific Discovery USA Inc., Wesana Health Inc. and Wesana Health Holdings Inc.
99.1	Press release of Lucy Scientific Discovery Inc. dated July 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lucy Scientific Discovery, Inc.

Date: July 7, 2023	By:	/s/ Christopher McElvany
	Name:	Christopher McElvany
	Title:	President and Chief Executive Officer

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